EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of the 26th day of May, 2020 (the “Effective Date”), between iCAD, Inc., a corporation with a principal place of business at 98 Spit Brook Road- Suite 100, Nashua, NH 03062 (which hereinafter includes any parent, subsidiary and affiliate, and is collectively referred to as the “Company”), and R. Scott Areglado (hereinafter referred to as “Executive” or “you”). In consideration of the promises and the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.       Eligibility For Employment. The Immigration Reform and Control Act requires all employees of U.S. companies to have evidence of identity and authorization to work in the U.S. Executive represents and warrants that Executive has such authorization and will provide the Company with evidence thereof on or before the Effective Date of this Agreement. Executive further acknowledges that the Company may perform a background check on Executive for purposes relating to Executive’s Company employment, after providing written notice to and obtaining written consent from Executive. At all times Company shall comply with the Fair Credit Reporting Act and any other applicable laws regarding background checks. and Executive agrees that if the results of said background check are unsatisfactory to the Company, the Company may terminate this Agreement immediately upon written notice, and Executive shall have no further rights or obligations hereunder.

2.       Employment Period. Executive’s employment hereunder shall be effective on the Effective Date and shall continue until terminated by either party in accordance with Section 7. The period during which Executive is employed under this Agreement shall be referred to herein as the “Employment Period.” The date on which this Agreement terminates pursuant to Section 7 shall be referred to herein as the “Termination Date.”

3.       Employment Period Duties. During the Employment Period, the Executive shall be employed by and serve as Chief Financial Officer of the Company on a full-time basis reporting directly to the Company’s Chief Executive Officer (“CEO”) or anyone else designated by the Company to supervise Executive. The Executive shall perform such duties as are normally associated with the position of Chief Financial Officer of the Company and chief financial officer of a public company and such duties as are assigned to Executive from time to time and are consistent with those performed by the position of Chief Financial Officer of the Company and chief financial officer of a public company. The Company reserves the right from time to time to change the nature and scope of Executive’s duties. Executive hereby agrees and understands that the primary place of work is the Company office in Nashua, NH, and that Executive may also be required to travel, including travel overseas, in furtherance of the duties of the position.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

4.       Exclusive Service. Executive hereby agrees to devote all of his/her reasonable efforts and business time, attention, and energies to the performance of his/her duties under this Agreement and to the Company; provided that Executive may serve on the board of directors of purely philanthropic or civic organizations or on the board of directors of one other company that is not competitive with the business of the Company (“Corporate Boards”), in each case only to the extent that such service or participation does not interfere with Executive’s employment with the Company or duties under this Agreement. Executive may serve on the board of directors of additional companies that are not competitive with the business of the Company to the extent that such service or participation does not interfere with Executive’s employment with the Company or duties under this Agreement and Executive has advised the Company prior to commencing, and the Company has consented (which consent shall not be unreasonably withheld) to, such additional Corporate Board service.

5.       Restrictive Covenants. Executive understands and acknowledges that Executive will have direct and indirect responsibility for managing and overseeing analysis throughout the Company, working directly with the executive team, and overseeing special projects. Executive understands and agrees that his duties extend to all geographic regions in which the Company operates and all other jurisdictions where the Company conducts business during the Employment Period in furtherance of the Company’s business and relationships. Executive further understands and agrees that Executive will have and be given access to, solely for the purpose of furthering the Company’s business, all of the Company’s trade secrets, and proprietary and confidential information, Executive will become familiar with such trade secrets and information, and Executive’s services will be special, unique and extraordinary to the Company in this regard. Consequently, the Executive agrees as follows:

5.1       During the Employment Period and during the one (1) year period following the Termination Date (the “Covenant Period”), Executive will not, directly or indirectly, individually or jointly, own any interest in, operate, join, control, promote, participate, engage or have any other interest (whether Executive is acting as owner, partner, stockholder, employee, broker, agent, principal, trustee, board member, corporate officer, director, advisor, consultant or in any other capacity), or enter into the employment of or perform any other services for any person or entity (other than the Company) that engages in any business activities that are competitive with the business in which the Company is engaged during the Employment Period, anywhere in the United States (the “Covenant Area”). Executive agrees and understands that the provisions described in this Section 5.1 are necessary to protect the good will and the confidential, proprietary and trade secret information belonging to the Company. Notwithstanding anything herein to the contrary, this Agreement will not prevent Executive from holding for investment up to 5%, or any amount provided by law, whichever is greater, of any class of stock or other securities of a publicly held company, if such stock is publicly traded and listed on any national or regional stock exchange.

5.2        Executive understands that the Company has spent considerable time, effort and expense developing proprietary information and has taken reasonable measures to protect its secrecy. Therefore, as a condition of employment with the Company, Executive shall execute the Non-Solicitation, Non-Disclosure and Inventions Assignment Agreement (the “NDA”), which is attached hereto as Exhibit A and incorporated by reference herein. The NDA is intended to survive and does survive the termination or expiration of this Agreement. The obligations, duties and liabilities of the Executive pursuant to this Section 5 and Exhibit A of this Agreement are continuing, absolute and unconditional, and shall remain in full force and effect, despite any termination of this Agreement for any reason whatsoever, with or without Cause.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

6.       Compensation and Benefits. As compensation for the services to be performed by the Executive under this Agreement, the Company agrees to pay the Executive, and the Executive agrees to accept the following:

6.1      Salary. The Company shall pay to the Executive an annual base salary of Two Hundred Forty Thousand US Dollars ($240,000) (the “Base Salary”) commencing on the Effective Date of this Agreement, which shall be payable in equal installments, not less frequently than bi-weekly, in accordance with the Company’s payroll practices; shall be subject to customary and required deductions and withholdings; and shall be reviewed by the Company in its sole discretion based upon the Executive’s and the Company’s performance and may be increased.

6.2       Discretionary Bonus.

Executive will be eligible to participate in Company’s annual discretionary bonus plan for executives, subject to its terms and conditions, with the potential to earn a short-term cash and/or equity-based bonus up to 35 percent of Executive’s Base Salary (“Discretionary Bonus”).  Please reference the current year bonus plan for details. No annual Discretionary Bonus is guaranteed, and its payment rests in the sole discretion of the Company.

6.3       Benefits. The Executive shall be entitled to participate in the Company’s benefit plans, including but not limited to, medical, dental, vision, life and disability insurance plans, and 401k plan for its employees, subject to the eligibility and contribution requirements, enrollment criteria and the other terms and conditions of such plans. The Company reserves the right to modify, amend and eliminate any such plans, in its sole and absolute discretion.

6.4       Paid Time Off. Executive shall be entitled to paid time off and holidays pursuant to the terms of the Company’s paid time off policy as may exist and be amended from time to time.

6.5       Expense Reimbursement. The Company shall reimburse the Executive for any reasonable out-of-pocket business expense, including for travel, marketing, entertaining or other similar business expenses incurred by the Executive during the Employment Period in the discharge of the position duties under this Agreement (“Expense”); provided that for each Expense, such Expense was incurred and the related reimbursement request was made, in compliance with the Company’s expense reimbursement policy in effect and supported by relevant documentation. To the extent any reimbursements referenced in Section 6.6 (and any other reimbursements of costs and expenses provided for herein) are includable in the Executive’s gross income for Federal income tax purposes, all such reimbursements and the automobile expense allowance shall be made no later than March 15 of the calendar year next following the calendar year in which the expenses to be reimbursed are incurred.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

7.       Termination. Notwithstanding any other provision of this Agreement, the employment relationship between the Company and Executive shall be an at-will employment relationship.  Either party may terminate Executive’s employment under this Agreement at any time for any reason.  For purposes of this Agreement, the “Termination Date” shall mean (a) if Executive’s employment is terminated by death, the date of death; (b) if Executive’s employment is terminated by Disability, the fifteenth (15th) day after Notice is given; and (c) If Executive’s employment is terminated with Cause, without Cause, or for Good Reason (as defined below), the later of the date specified in the Notice or after expiration of any applicable cure periods, if any.  No matter the reason for termination, on or prior to the Termination Date, Executive shall return to the Company any and all Proprietary Information (as defined Exhibit A) in the Executive’s possession, together with any and all other property of the Company.

7.1       Notice of Termination. In the event this Agreement is terminated by Executive for any reason other than for Good Reason (as defined below), Executive shall provide the Company with a written notice (“Notice”) of Executive’s intent to terminate this Agreement at least four weeks prior to the Termination Date.  In the event that the Agreement is terminated by the Executive for Good Reason, Executive must satisfy the Good Reason Process and Good Reason Cure Period as defined below. In the event that this Agreement is terminated by the Company without Cause (as defined below), the Company shall provide the Executive with Notice of its intent to terminate this Agreement at least two weeks prior to the Termination Date. For purposes of this Agreement, Notice shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. For the purpose of this Section 7, “Cause” shall mean Executive: (i) fails or refuses to substantially perform Executive’s obligations under this Agreement or to the Company (other than such failure directly resulting from a legally-protected illness, condition or disability); provided, however, that the Company shall have provided Executive with written notice that such actions are occurring and the Executive has been afforded at least fifteen (15) days to cure same; (ii) engaging in illegal conduct, gross negligence or willful misconduct (including but not limited to, theft, fraud, embezzlement and securities law violations) that may be injurious to the Company or its affiliates; (iii) violating a federal or state law or regulation applicable to the Company’s business which violation may be injurious to the Company; (iv) breaching the terms of any restrictive covenant agreement, confidentiality agreement or invention assignment agreement between Executive and the Company;  (v) being convicted of, or entering a plea of nolo contendere to, a felony, or committing any act of moral turpitude, dishonesty or fraud, or the misappropriation of property belonging to the Company or its affiliates; (vi) engaging in any act that constitutes misconduct, theft, fraud, misrepresentation, conflict of interest, or breach of fiduciary obligations or duty of loyalty to the Company; (vii) possessing or use of illegal drugs, a prohibited substance and/or alcohol, to such extent that it impairs Executive’s ability to perform the duties or responsibilities or compromises the safety of Executive or others, subject to applicable law; or (viii) violating or failing to comply with any securities law, rule or regulation, or stock exchange regulation or rule relating to or affecting the Company, including, but not limited to, Executive’s failure or refusal to honestly provide a certificate in support of the Company or officer or employee of the Company as required under and in compliance with the Sarbanes-Oxley Act of 2002.  In the event that Executive terminates this Agreement for any reason other than Good Reason, or the Company terminates this Agreement for Cause (as defined herein), the Agreement shall automatically terminate on the Termination Date and Executive shall only receive payment of any accrued but unpaid Base Salary through the Termination Date, reimbursement for any unpaid and approved expenses incurred pursuant to Section 6.6 through the Termination Date, and any accrued but unpaid vacation (collectively, the “Accrued Amounts”).  “Good Reason” means that Executive has complied with the “Good Reason Process” (as defined below) following the occurrence of any of the following events:  (a) the Company changing the Executive’s position such that he is no longer the Chief Financial Officer of the Company, or materially diminishing the Executive’s authority, duties and/or responsibilities such that his authority, duties and/or responsibilities are no longer commensurate with those customarily associated with the title of Chief Financial Officer; (b) the Company reducing the Executive’s compensation below the Base Salary; (c) the Company requiring the Executive, without his consent, to relocate more than fifty (50) miles from the Company’s principal office to which he reports as of the Effective Date; (d) any material breach by the Company of any of its obligations under this Agreement; or (e) the Company demonstrably demanding that Executive perform his duties in a manner that violates any applicable laws, the Company Code of Business Conduct and Ethics, or any Company policies. “Good Reason Process” means that (a) the Executive reasonably determines in good faith that a Good Reason condition has occurred; (b) the Executive notifies the Company in writing of the occurrence of the Good Reason condition within thirty (30) days of the occurrence of such condition; (c) the Executive cooperates in good faith with the Company’s efforts, for a period not less than thirty (30) days following such notice (the “Good Reason Cure Period”), to remedy the condition; (d) notwithstanding such efforts, the Good Reason condition continues to exist; and (e) the Executive terminates his/her employment within thirty (30) days after the end of the Good Reason Cure Period.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

7.2      Termination Upon Death or Disability. In the event of Executive’s death or the Executive’s incapacity due to Disability (as defined herein) during the Employment Period , the Agreement shall automatically terminate on the Termination Date and Executive shall only receive payment of the Accrued Amounts. In the event of Executive’s death, those payments will be made to the estate, legal representative or beneficiary, as applicable, of Executive and any death benefits payable and due to the death of Executive under Company benefit plans or programs will also be paid. For the purpose of this Section 7.2, Disability shall be defined as the Executive being absent and unable to perform his duties under this Agreement for either ninety (90) consecutive days or a total of 90 days out of any period of one hundred and eighty consecutive days, all as determined in good faith by the Company.

7.3      Severance Upon Termination Of Employment Without Cause or for Good Reason. In the event that the Company terminates this Agreement or Executive’s employment without Cause (as defined in Section 7.1), or Executive terminates this Agreement for Good Reason (as defined in Section 7.1 and subject to the satisfaction of the Good Reason Process and Good Reason Cure Period), then subject to the conditions set forth in this Section 7.3, the Executive shall receive the Accrued Amounts, as well as an amount equal to the pro rata share of the Discretionary Bonus which would otherwise been payable in accordance with Section 6.3 hereof for the employment year in which the Termination Date occurs, payable at such time the Discretionary Bonus, if any, would otherwise have been payable in accordance with Section 6.3 hereof. The Executive shall also receive an amount equal to twelve (12) months of Executive’s then current Base Salary, less all applicable withholdings and deductions, paid over such 12-month period in installments on the Company’s regular payroll schedule following the Termination Date; and the Company shall pay its share of the COBRA premiums necessary to continue Executive’s health insurance coverage in effect for Executive and Executive’s eligible dependents (as of the Termination Date) for twelve (12) months beyond the Termination Date, provided that Executive timely elects continued coverage under COBRA following the Termination Date. Executive’s receipt of payments and benefits in this Section 7.3 is conditioned on and subject to (i) Executive signing and not rescinding this Agreement and the NDA attached hereto as Exhibit A (and incorporated herein), and (ii) Executive signing and not rescinding an effective, general release of all claims in favor of the Company and in a form acceptable to the Company within no greater than 60 days following Executive’s Termination Date.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

7.4       Termination Following Change in Control. Anything contained herein to the contrary notwithstanding, in the event the Executive’s employment hereunder is terminated within six (6) months following a Change in Control (as defined below) by the Company without Cause, then the Company shall pay to the Executive in complete satisfaction of its obligations under this Agreement, reimbursement for any unpaid and approved expenses incurred pursuant to Section 6.6 through the Termination Date, any accrued but unpaid Base Salary and vacation and, as severance pay and as liquidated damages (because actual damages are difficult to ascertain), an amount equal to (i) (a) his Base Salary as then in effect for a period of eighteen months (18) months from the Termination Date, payable in equal installments on the Company’s normal payroll dates for the eighteen (18) month period following the Termination Date; and (b) an amount equal to the Discretionary Bonus which would otherwise been payable in accordance with Section 6.2 hereof for the employment year in which the Termination Date occurs, payable at such time the Discretionary Bonus, if any, would otherwise have been payable in accordance with Section 6.2 hereof; or (ii) except with regard to the payment of any amount that is a Section 409A Amount, the Company, in its sole discretion, may elect to make a lump sum cash payment equal to the present value of the payments otherwise due under clause (i); provided that if any severance payment payable after a “Change in Control” as defined in Section 280G of the Internal Revenue Code of 1986 (the “Code”), either alone or together with other payments or benefits, either cash or non-cash, that the Executive has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the Executive under any plan for the benefit of employees, which would constitute an “excess parachute payment” (as defined in Code Section 280G), then such severance payment or other benefit shall be reduced to the largest amount that will not result in receipt by the Executive of a parachute payment. The determination of the amount of the payment described in this subsection shall be made by the Company’s independent auditors at the sole expense of the Company. For purposes of clarification the value of any options described above will be determined by the Company’s independent auditors using a Black-Scholes valuation methodology.

For purposes of this Agreement, a “Change in Control” shall be deemed to occur (i) when any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Executive, the Company or any subsidiary or any affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliated company of the Company through purchase of assets, or by merger, or otherwise.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

If within six (6) months after the occurrence of a Change in Control, the Company shall terminate the Executive’s employment without Cause, then notwithstanding the vesting and exercisability schedule in any stock option or other equity award agreement between the Company and the Executive, all unvested stock options and other equity awards granted by the Company to the Executive pursuant to such agreement shall immediately vest and become exercisable and shall remain exercisable for not less than 180 days thereafter.

8.       Injunctive Relief. Executive and the Company: (i) intend that the provisions of Section 5 and Exhibit A be and become valid and enforceable; (ii) acknowledge and agree that the provisions of Section 5 and Exhibit A are reasonably necessary to protect the legitimate interests of the Company; and (iii) that any violation of Section 5 or Exhibit A will result in immediate and irreparable injury to the business and good will of the Company for which there exists no adequate remedy at law. Accordingly, Executive agrees that if she violates any of the provisions of Section 5 or Exhibit A then, in addition to any other remedy available at law or in equity, the Company shall be entitled to specific performance or injunctive relief without posting a bond, or other security, and without notice to Executive or the necessity of proving actual damages.

9.       Warranties and Covenants. As an inducement to the Company to enter into this Agreement, Executive represents and warrants as follows: (i) there exist no impediments or restraints, contractual or otherwise on Executive’s power, right or ability to enter into this Agreement and to perform his duties and obligations hereunder; and (ii) the performance of his obligations under this Agreement do not and will not violate or conflict with any agreement relating to confidentiality, non-competition or exclusive employment to which Executive is or was subject.

10.        Indemnification. In the event that Executive is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, (collectively, a “Proceeding”) by reason of the fact that Executive is or was an employee, officer or director of the Company, or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, Executive shall be indemnified and held harmless by the Company to the fullest extent permitted by, and except as prohibited under, applicable law from and against any liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys’ fees). Costs and expenses incurred by Executive in defense of such Proceeding (including attorneys’ fees) shall be paid by the Company in advance of the final disposition of such litigation upon receipt by the Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on Executive’s behalf to repay the amounts so paid if it shall ultimately be determined that Executive is not entitled to be indemnified by the Company under this Agreement. This indemnification provision shall not apply to any Proceeding initiated by Executive or the Company relating to a dispute between Executive and the Company with respect to this Agreement or Executive’s employment under this Agreement.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

11.       Directors’ and Officers’ Insurance. The Company represents that it will use best efforts to maintain directors’ and officers’ liability insurance during the term of Executive’s employment providing coverage to Executive on terms that are no less favorable than the coverage provided to the directors and senior most executives of the Company, subject to the terms and exclusions of the applicable policy.

12.       Withholding. All sums payable to Executive shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

13.       Code Section 409A; Six Month Holdback. It is intended that all of the payments and benefits payable under this Agreement satisfy, to the greatest extent possible, the exemptions from 409A, and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. To the extent (i) any payments to which Executive becomes entitled under this agreement, or any agreement or plan referenced herein, in connection with Executive’s separation of service from the Company constitute deferred compensation subject to Section 409A of the Code and (ii) Executive is deemed by the Company at the time of such separation of service to be a “specified employee” under Section 409A of the Code, as determined by Company, by which determination Executive agrees to be bound, then such payment shall not be made or commence until the earliest of (i) the expiration of the six (6)-month period measured from the date of Executive’s “separation from service” (as such term is defined below); (ii) the date Executive becomes “disabled” (as defined in Section 409A of the Code); or (iii) the date of Executive’s death following such separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Executive, including (without limitation) the additional twenty percent (20%) tax for which Executive would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to Executive in one lump sum. With respect to any determination that the payments or benefits provided for in this Agreement are subject to Section 409A, then each payment or installment is a separate and distinct payment and, to the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Each other payment that is not a “short-term deferral” is intended to be a payment upon an involuntary termination from service and payable pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii), et. seq., to the maximum extent permitted by that regulation. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred. For purposes of this Agreement, separation or termination of Executive’s employment with the Company shall mean “separation from service” within the meaning of Section 409A of the Code and Section 1.409A-l(h) of the regulations promulgated under the Code or any successor regulations. In any event, Company makes no representations or warranty and shall have no liability to Executive or any other person if any benefits or payments under this Agreement are determined to be deferred compensation subject to Code Section 409A and/or to not to satisfy the conditions of that section. No interest shall be due on amounts deferred.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

14.       Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given: (i) when hand-delivered if delivered by personal delivery or by Federal Express or similar courier service; (ii) on the date of receipt, refusal or non-delivery indicated on the return receipt if deposited in the United States mail, registered or certified, return receipt requested and with proper postage prepaid; or (iii) when received, if sent by facsimile with a copy sent via regular U.S. mail. All notices shall be addressed to the Company or Executive at their respective addresses set forth below, or to such other address as either party may designate for itself or himself/herself by written notice to the other given from time to time in accordance with the provisions of this Agreement:

To Executive:	R. Scott Areglado
Address on file with the Company

To Company:	iCAD, Inc.
98 Spit Brook Road- Suite 100
Nashua, NH 03062
Attn: Chairman of the Board

With a copy to:
Gina D. Wodarski, Esq.
GDW LAW
177 Huntington Avenue
Suite 1703, PMB 70191
Boston, MA 02115-3153

15.       Executive’s Cooperation. During the Employment Period and thereafter, the Executive shall cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, the Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into the Executive’s possession, all at times and on schedules that are reasonably consistent with the Executive’s other permitted activities and commitments). In the event the Company requires the Executive’s cooperation in accordance with this section after the termination of the term of this Agreement, the Company shall reimburse the Executive for all of his reasonable costs and expenses incurred, in connection therewith, plus pay the Executive a reasonable amount per day for his time spent.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

16.       General Provisions.

16.1.       Amendment. The provisions of this Agreement may be amended, modified, supplemented, or otherwise altered only if the Company’s Chairman of the Council (or Compensation Committee Chairman) and the Executive have each duly executed and delivered to the other party a written instrument which states that it constitutes an amendment or modification (as applicable) to this Agreement and specifies the provision(s) that are being modified or amended (as applicable).

16.2       Representation by Counsel and Mutual Negotiation. Each party has had the opportunity to be represented by counsel of his or its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated, drafted and prepared at the joint request and direction of the parties, at arm’s length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms and without favor to any party.

16.3.       Binding Effect and Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Executive, his/her heirs, executors, and administrators, and the Company, its successors and assigns, except that the Executive may not assign any of his/her rights or duties hereunder without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion. Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; provided, however, that any such assignee assumes Company’s obligations hereunder.

16.4.       Waivers. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

16.5.       Entire Agreement. This Agreement and its Exhibit sets forth the entire Agreement between the Company and the Executive relating to its subject matter and supersedes all such prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

16.6.       Headings and Interchangeability. The headings of sections and subsections in this Agreement are merely for convenience of reference and shall not affect the interpretation of any of the provisions of this Agreement. Whenever appropriate, the singular form of a word shall be interpreted in the plural and vice versa. All words and phrases shall be construed as masculine, feminine or neuter gender, according to the context.

16.7.       Further Assurances. Each party agrees to cooperate with the other, and to execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and to take all such other actions as may be reasonably requested of him or it from time to time, in order to effectuate the provisions and purposes of this Agreement.

16.8.       Severability. Whenever possible, each provision of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances. Without limitation of the foregoing, the parties agree and acknowledge that the duration, scope and geographic area of the covenants described in Sections 5 and Exhibit A hereof are fair, reasonable and necessary in order to protect the goodwill and other legitimate interests of the Company, that adequate consideration has been received by the Executive for such obligations, and these obligations do not and will not prevent the Executive from earning a livelihood. If, however, for any reason any court of competent jurisdiction determines that such restrictions are not reasonable, that consideration is inadequate or that the Executive has been prevented unlawfully from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in such provisions as will render such restrictions valid and enforceable.

16.9.       Governing Law. This Agreement, the performance of the parties hereunder and any dispute arising out of or in connection with this Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of Delaware. Any claim or controversy arising out of or in connection with this Agreement, or the breach thereof, shall be adjudicated exclusively by the state courts for the State of New Hampshire, or by a federal court sitting in New Hampshire. The parties hereto agree to the personal jurisdiction of such courts and agree to accept process by regular mail in connection with any such dispute.

17.       Enforcement. In the event that any proceedings are brought to enforce this Agreement or remedy any breach hereof, then in addition to any and all damages resulting from any breach hereof, the prevailing party shall be entitled to recover its or his costs and expenses, including reasonable attorneys’ fees, incurred in the proceedings relating to the terms and conditions of this Agreement.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

18.       Counterparts. This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

EXECUTIVE:	COMPANY:

/s/ R. Scott Areglado	By: /s/ Michael Klein Name: Michael Klein Title: Chief Executive Officer

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com